Exhibit 99.1

News Release

Vail Resorts Contacts:

Investor Relations: Jeff Jones, CFO, (303) 404-1802, jwjones@vailresorts.com

Media: Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com

FOR IMMEDIATE RELEASE

DUE TO A MAJOR SNOWSTORM, VAIL RESORTS ANNOUNCES AN ADJOURNMENT OF ITS 2006 ANNUAL MEETING OF STOCKHOLDERS TO JANUARY 4, 2007

BROOMFIELD, Colo. – December 20, 2006 - Vail Resorts, Inc. (NYSE: MTN) announced today that due to a major winter storm moving across Colorado, the Company intends to adjourn its 2006 Annual Meeting of Stockholders called for Thursday, December 21, 2006 at 10:00 a.m. Mountain Standard Time to Thursday, January 4, 2007 at 10:00 a.m. Mountain Standard Time at Renaissance Suites Hotel, 500 Flatiron Boulevard, Broomfield, Colorado 80021.

Vail Resorts, Inc. is the leading mountain resort operator in North America. The Company’s subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly in California and Nevada, and the Grand Teton Lodge Company in Jackson Hole, Wyoming. The Company’s subsidiary, RockResorts, a luxury resort hotel company, manages properties across the United States. Vail Resorts Development Company is the real estate planning, development and construction subsidiary of Vail Resorts, Inc. The Vail Resorts corporate website is www.vailresorts.com and the consumer websites are www.snow.com and www.rockresorts.com. Vail Resorts, Inc. is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).

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